                     Paul, Hastings, Janofsky & Walker LLP
                             515 South Flower Street
                          Los Angeles, California 90071
                            Telephone (213) 683-6000


February 28, 2008

The Metzler/Payden Investment Group
333 South Grand Avenue, 31st Floor
Los Angeles, California 90071

Re: The Metzler/Payden Investment Group (the "Trust")

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the heading "Counsel" in the Statement of Additional Information filed as Part B of Post-Effective Amendment No. 10 to the Trust's Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP